                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT:  MARCH 4, 1997
                        (DATE OF EARLIEST EVENT REPORTED)


                             -----------------------


                           FEDERAL EXPRESS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    DELAWARE
                            (STATE OF INCORPORATION)


         1-7806                                           71-0427007
(COMMISSION FILE NUMBER)                       (IRS EMPLOYER IDENTIFICATION NO.)



                 2005 CORPORATE AVENUE, MEMPHIS, TENNESSEE 38132
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (901) 369-3600

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ITEM 5.  OTHER EVENTS

     In its Current Reports on Form 8-K dated April 30, 1996, June 7, 1996 and August 16, 1996, Federal Express Corporation (the "Company" and the "Registrant") reported the filing by customers of the Company of four separate class-action lawsuits generally alleging that the Company has breached its contract with the plaintiffs in transporting packages shipped by them by continuing to collect a 6.25% federal excise tax on the transportation of property shipped by air after the tax expired on December 31, 1995, and until it was reinstated in August of 1996. Three of those cases were consolidated in Minnesota Federal District Court. That court has currently stayed the consolidated cases in favor of a case filed in state court in Alabama which has been removed to Federal District Court in Alabama.

     A new class-action lawsuit was filed against the Company on March 4, 1997 in the Supreme Court of New York. The lawsuit was officially served on the Company's agent for service of process on April 11 and received by the Company on April 16. In the lawsuit, the plaintiff alleges that the Company continued to collect the 6.25% federal excise tax on the transportation of property shipped by air after the tax expired on December 31, 1996. The lawsuit alleges fraud, violation of New York's deceptive business practices statute, unjust enrichment, and conversion. The plaintiff seeks certification as a class action, damages (including treble damages under one count of the complaint) and an award of attorneys fees and costs.

     The air transportation excise tax expired on December 31, 1995, was reenacted by Congress effective August 27, 1996, and expired again on December 31, 1996. The excise tax was then reenacted by Congress effective March 7, 1997, and is scheduled to expire on September 30, 1997. The expiration of the tax relieved the Company of its obligation to pay the tax during the periods of its expiration.

     The Company intends to vigorously defend itself in these cases. No amount has been reserved for these contingencies.


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                                    Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FEDERAL EXPRESS CORPORATION



                                        By:  /s/ Michael W. Hillard
                                            -------------------------------
                                             Michael W. Hillard
                                             Vice President & Controller
                                             (PRINCIPAL ACCOUNTING OFFICER)



Dated:  April 21, 1997


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